Exhibit 99.1

SUBSCRIPTION AGREEMENT

Peloton Resources Inc.
1514-1189 Howe Street
Vancouver, British Columbia
Canada V6Z 2X9

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing __________________________________________________ (__________) shares of Common Stock of PELOTON RESOURCES INC. (the "Company") at a price of $0.10 per share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Mr. Sergei Stetsenko solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Stetsenko.

MAKE CHECK PAYABLE TO: PELOTON RESOURCES INC.

Executed this _____ day of ___________________, 2004.

_________________________	_________________________
_________________________	Signature of Purchaser
_________________________
Address of Purchaser
_________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

	X $0.10	=	US$
Number of Shares Purchased			Total Subscription Price

Form of Payment:	Cash:___________	Check #: _____________	Other: _________________

PELOTON RESOURCES INC.

By:	__________________________

Title:	__________________________